Exhibit 2.1

                         PRIVATE EQUITY CREDIT AGREEMENT
                                 BY AND BETWEEN
                              EXECUTE SPORTS, INC.
                                       AND
                     SKIVA GRAPHICS & SCREEN PRINTING, INC.

      THIS PRIVATE EQUITY CREDIT AGREEMENT is entered into as of the ___ day of March, 2006 (this "AGREEMENT"), by and between SKIVA GRAPHICS & SCREEN PRINTING, INC., a corporation organized and existing under the laws of the California ("INVESTOR"), and EXECUTE SPORTS, INC., a Nevada corporation (the "COMPANY").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investor, from time to time as provided herein, and Investor shall purchase, up to FOUR HUNDRED THOUSAND DOLLARS ($400,000) of the Common Stock (as defined below); and

      WHEREAS, in the Company shall receive Finished Goods (as defined below) from the Investor in lieu of Cash for the Common Stock; and

      WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) of the Securities Act of 1933, Regulation D, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

      NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS as used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined)

      "AGREEMENT" shall have the meaning specified in the preamble hereof.

      "BID PRICE" shall mean the closing bid price of the Common Stock on the Principal Market.

      "BY-LAWS" shall have the meaning specified in Section 4.8.

      "CERTIFICATE" shall have the meaning specified in Section 4.8.

      "CLOSING" shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

      "CLOSING DATE" shall mean, as applicable, an Interim Closing Date or a Remainder Closing Date.

      "COMMITMENT PERIOD" shall mean the period commencing on the Effective Date, and ending on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (ii) the date this Agreement is terminated pursuant to Section 2.4, or (iii) the date occurring thirty-six (36) months from the date of commencement of the Commitment Period.


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

      "COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

      "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

       "COMPANY" shall have the meaning specified in the preamble to this Agreement.

       "CONDITION SATISFACTION DATE" shall have the meaning specified in Section 7.2.

      "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

      "DISCOUNT" shall mean thirty percent (30%).

      "DTC" shall have the meaning specified in Section 2.3.

      "DWAC" shall have the meaning specified in Section 2.3.

      "EFFECTIVE DATE" shall mean the date on which this Agreement is execute by the Parties.

      "ESCROW AGENT" shall mean Law Offices of Michael L. Corrigan or his successor in accordance with the Escrow Instructions.

      "ESCROW INSTRUCTIONS" shall mean the Joint Escrow Instructions in the form attached hereto as Exhibit E.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

      "FAST" shall have the meaning specified in Section 2.3.

      "FINISHED GOODS" shall mean apparel and accessories with inclusion of screen printing and embroidery of all t-shirts, fleece, hats, accessories and other screen printed materials including wetsuits and other water related products; provision of pressure sensitive crack and peel dye cut sticker sheets and decals, including set up materials and costs associated with cutting dyes; and available cut and sew products.

      "FLOOR PRICE" shall have the meaning specified in Section 2.1.

      "INVESTMENT AMOUNT" shall mean the aggregate dollar amount (within the range specified in Section 2.2) to be invested by Investor to purchase Put Shares with respect to any Put as notified by the Company to Investor in accordance with Section 2.2.

      "INVESTOR" shall have the meaning specified in the preamble to this Agreement.

      "LEGEND" shall have the meaning specified in Section 8.1.


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

      "MINIMUM COMMITMENT AMOUNT" shall mean Four Hundred Thousand Dollars ($400,000).

      "MAXIMUM COMMITMENT AMOUNT" shall mean Four Hundred Thousand Dollars ($400,000).

      "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any of this Agreement.

      "MAXIMUM PUT AMOUNT" shall mean, with respect to any Put, Four Hundred Thousand Dollars ($400,000).

      "MINIMUM PUT AMOUNT" shall mean, with respect to any Put, Fifty Thousand Dollars ($50,000).

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "NASDAQ" shall mean The NASDAQ Stock Market, Inc.

      "OTC BB" shall mean the Over the Counter Bulletin Board.

      "OUTSTANDING STOCK" shall mean, with respect to the Common Stock, at any date as of which the number of shares of Common Stock is to be determined, all issued and outstanding shares of Common Stock, including all shares of Common Stock issuable in respect of outstanding convertible securities, scrip or any certificates representing fractional interests in shares of Common Stock; provided, however, that Outstanding shall not include any shares of Common Stock then directly or indirectly owned or held by or for the account of the Company.

      "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the Over the Counter Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      "PURCHASE PRICE" shall mean with respect to Put Shares, the Market Price less the product of the Discount and the Market Price.

      "PUT" shall mean each occasion that the Company elects to exercise its right to tender a Put Notice requiring Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

      "PUT DATE" shall mean the Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

      "PUT NOTICE" shall mean a written notice, substantially in the form of Exhibit B hereto, to Investor setting forth the Investment Amount with respect to which the Company intends to require Investor to purchase shares of Common Stock pursuant to the terms of this Agreement.

      "PUT SHARES" shall mean the Put Shares.


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

      "REGISTRABLE SECURITIES" shall mean the (a) Put Shares and (b) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to a Registration Statement, (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 are met, (iii) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Investor, such Registrable Securities may be sold without registration under the Securities Act the need for an exemption from any such registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

       "REGULATION D" shall have the meaning specified in the recitals of this Agreement.

      "REGULATION S" shall have the meaning specified in the recitals of this Agreement.

      "RULE 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

      "SEC" shall mean the Securities and Exchange Commission.

      "SECTION 4(2)" shall have the meaning specified in the recitals of this Agreement.

      "SECURITIES ACT" shall have the meaning specified in the recitals of this Agreement.

      "SEC DOCUMENTS" shall mean, as of a particular date, all reports and other documents file by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the date in question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

      "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the Company and Investor.

      "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

      "TRANSACTION DOCUMENTS" means the Private Equity Credit Agreement, and all exhibits thereto including Closing Certificate, and the Transfer Agent Instructions.

      "TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

      "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

      (a)   subdivides or combines the Common Stock;

      (b) pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock;

      (c) Issues any options or other rights to subscribe for or purchase shares of Common Stock other than pursuant to this Agreement and the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;


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

      (d) Issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

      (e) issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d) at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

      (f) makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections
            (a) through (e); or takes any action affecting the number of Outstanding Common Stock, other than an action described in any of the foregoing of subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of Investor at the time of a Put.

      "VALUATION PERIOD" shall mean the period of ten (10) Trading Days immediately following the date on which the applicable Put Notice is deemed to be delivered and during which the Purchase Price of the Common Stock is valued; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth (10th) Trading Day thereafter.


                                   ARTICLE II
                        PURCHASE AND SALE OF COMMON STOCK

Section 2.1  INVESTMENTS.

(a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), on any Put Date the Company may exercise a Put by the delivery of a Put Notice.

(b) MINIMUM AMOUNT OF PUTS. The Company shall, in accordance with Section 2.2(a), deliver to Investor during the Commitment Period, Put Notices with an aggregate Investment Amount at least equal to the Minimum Commitment Amount.

(c) FLOOR PRICE. The minimum market price at which the Company may sell and the Investor shall purchase the Company's common stock is $0.35 per share.

(d) DISCOUNT. The Equity line shall be drawn against at a 30% discount to the average closing bid price of the Common Stock over the preceding 10 trading days from the date in which Company places written purchase order for Finished Goods.

Section 2.2  MECHANICS.

(a) PUT NOTICE. At any time during the Commitment Period, the Company may deliver a Put Notice to Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

(b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on
(i) the Trading Day it is received by facsimile or otherwise by Investor if such notice is received on or prior to 12:00 noon Pacific Coast time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Pacific Coast time on a Trading Day or at anytime on a day which is not a Trading Day.


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

Section 2.3 CLOSINGS. On or prior to each Closing Date for a Put, (a) the Company shall deliver to the Escrow Agent one or more certificates representing the Put Shares, as applicable, to be purchased by Investor pursuant to Section
2.1 herein, registered in the name of Investor and (b) Investor shall deliver to the Company the Finished Goods, as applicable. In lieu of delivering physical certificates representing the Common Stock issuable in accordance with clause
(a) of this Section 2.3, and provided that the Transfer Agent then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Company shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, prior to the applicable Closing Date the applicable Put Shares by crediting the Escrow Agent's account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Escrow Agent of such delivery. In addition, on or prior to such Closing Date, each of the Company and Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. On or before the applicable Closing Date, and provided all conditions to Closing have been satisfied by the Company, the Escrow Agent shall wire transfer to the Company, the Remaining Investment Amount, or Interim Investment Amount, as applicable, less escrow fees and any applicable fees and expenses specified in the Registration Rights Agreement, and shall deliver the Put Shares to the Investor, as provided in and subject to the terms and conditions of the Escrow Instructions.

Section 2.4 TERMINATION OF INVESTMENT OBLIGATION. The obligation of Investor pursuant to this Agreement to purchase shares of Common Stock shall, at Investor's option, terminate (including with respect to a Closing Date that has not yet occurred) in the event that the Company shall at any time fail to comply with the requirements of Section 6.3 or 6.5 and such failure shall continue for more than thirty (30) days.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that:

Section 3.1 INTENT. Investor is entering into this Agreement for its own account and Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, Investor reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 SOPHISTICATED INVESTOR. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk. In addition, the Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D

Section 3.3 AUTHORITY. (a) Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby in accordance with its terms; (b) the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of Investor or its partners is required; and
(c) this Agreement has been duly authorized and validly executed and delivered by Investor and is a valid and binding agreement of Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.


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

Section 3.4 NOT AN AFFILIATE. Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5 ORGANIZATION AND STANDING. Investor is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Investor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on Investor.

Section 3.6 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject

Section 3.7 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that has been requested by Investor. Investor has reviewed or received copies of the SEC Documents.

Section 3.8 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.9 FINANCIAL CAPABILITY. Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder.

Section 3.10 Investor is not an underwriter of or dealer in, the Securities, and Investor is not participating, pursuant to a contractual agreement, in the distribution of Put Shares. The Investor does not, as of the date of this Agreement, have any current short position in the Company's stock.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that, except as disclosed in the SEC Documents:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Put Shares, if any; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (c) this Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.


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

Section 4.3 CAPITALIZATION. As of March 3 __, 2006, the authorized capital stock of the Company consisted of __________shares of Common Stock, of which ___________ shares were issued and outstanding. As of February ___, 2006, there were __________ options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

Section 4.4 COMMON STOCK. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the Over the Counter Bulletin Board Market.

Section 4.5 SEC DOCUMENTS. The Company has delivered or made available to Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). To the best of Company's knowledge, the Company has not provided to Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In the opinion of management, the financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. To the best of Company's knowledge, the sale and issuance of the Put Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued by the Company to Investor pursuant to Section 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Sharesor any of the assets of the Company, or (b) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Put Shares shall not subject Investor to personal liability for obligations of the Company by reason of the ownership thereof.

Section 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.


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

Section 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "CERTIFICATE"), and the Company's By-Laws, as amended and in effect on the date hereof (the "BY-LAWS").

Section 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares do not and will not (a) result in a violation of the Certificate or By-Laws or
(b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Over The Counter Bulletin Board); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.10 NO MATERIAL ADVERSE CHANGE. Since December 31, 2005, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

Section 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since December 31, 2005 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

Section 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31, 2005, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.13 LITIGATION AND OTHER PROCEEDINGS. Except as may beset forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

Section 4.15 NO MISLEADING OR UNTRUE COMMUNICATION. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.16 MATERIAL NON-PUBLIC INFORMATION. The Company is not in possession of, nor has the Company or its agents disclosed to Investor, any material non-public information that (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                    ARTICLE V
                              COVENANTS OF INVESTOR

Section 5.1 COMPLIANCE WITH LAW. Investor's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD and the Principal Market on which the Common stock is listed.

Section 5.2 TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Documents (but limited in each instance to the extent so specified), the Investor retains the right (but is not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the Securities at any time after the delivery of a Put Notice pursuant to this Agreement as permitted by applicable federal and state securities laws. Notwithstanding the preceding sentence, the Investor warrants that it will only sell shares of Company common stock for which it has received a Put Notice from the Company. The Investor, its affiliates, agents and representatives shall not cause, engage in, in any manner whatsoever, and direct or indirect short-selling or hedging of the securities of the Company. Any sales subsequent to delivery of a Put Notice shall not be deemed a short sale or hedging transaction.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

Section 6.1 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares; such amount of shares of Common Stock to be reserved shall be up to One Million One Hundred and Forty Two Thousand, Eight Hundred and Fifty Seven (1,142,857) for the Put Shares under the terms and conditions of this Agreement that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

Section 6.2 LISTING OF COMMON STOCK. The Company shall use its best efforts to maintain the listing of the Common Stock on a Principal Market, and will cause the Put Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and shall take such other action as is necessary or desirable in the reasonable opinion of Investor to use its best efforts to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

Section 6.3 LEGENDS. The certificates evidencing the Put Shares shall be free of legends, except as provided for in Article VIII.

Section 6.4 CORPORATE EXISTENCE. The Company shall take all commercially reasonable steps necessary to preserve and continue the corporate existence of the Company.

Section 6.5 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to Investor, promptly after the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

Section 6.6 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
(c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

Section 6.7 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

Section 6.9 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to Investor such shares of Common Stock and/or securities as Investor is entitled to receive pursuant to this Agreement.

Section 6.10 ISSUANCE OF PUT SHARES. The sale of the Put Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law.

Section 6.11 DILUTION. The number of shares of Common Stock issuable as Put Shares may increase substantially in certain circumstances, but never more than One Million One Hundred and Forty Two Thousand, Eight Hundred and Fifty Seven (1,142,857), the Floor Price for the aggregate shares. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Put Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

Section 6.12 USE OF PROCEEDS. The Company will use the proceeds received hereunder for the production and delivery of the Finished Goods by the Investor.

                                   ARTICLE VII
                            CONDITIONS TO DELIVERY OF
                      PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Put Shares to Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

(a) ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time, except for changes which have not had a Material Adverse Effect.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to such Closing.

Section 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (a) the date of delivery of such Put Notice and (b) the applicable Closing Date (each a "CONDITION SATISFACTION DATE"), of each of the following conditions:

(a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or Investor.

(b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date

(c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(d) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

(e) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been de-listed from the Principal Market.

(f) LEGAL OPINION. The Company shall have caused to be delivered to Investor and to the Company's transfer agent, within two (2) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's legal counsel in the form of Exhibit B hereto, addressed to Investor.

(g) SHAREHOLDER VOTE. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

(h) NO VALUATION EVENT. No Valuation Event shall have occurred since the Put
Date.

(i) OTHER. On each Condition Satisfaction Date, Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by Investor in order for Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

Section 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

(a) The Company shall make available for inspection and review by Investor, advisors to and representatives of Investor (who may or may not be affiliated with Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration. This is subject to SEC Regulation FD.

(b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to Investor, advisors to or representatives of Investor.

(c) Nothing herein shall require the Company to disclose non-public information to Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of Investor and any Underwriters of any event or the existence of any circumstance(without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than Investor (without the written consent of Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII
                                     LEGENDS

Section 8.1 LEGENDS. Unless otherwise provided below, each certificate representing Registerable Securities will bear the following legend (the "LEGEND"):

"The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (I) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under any applicable state securities law,
(ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonably acceptable to the Company that such registration and qualification is not required under applicable federal and state securities laws."

As soon as practicable after the execution and delivery hereof, the Company shall issue to the Transfer Agent Instructions in substantially the form of Exhibit D hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof. It is the intent and purpose of such instructions, as provided therein, to require the Transfer Agent to issue to Investor certificates evidencing shares of Common Stock incident to a Closing, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the Transfer Agent by or from the Company or its counsel or Investor; provided that (a) Investor confirms to the Transfer Agent and the Company that it has or intends to sell such Common Stock to a third party which is not an affiliate of Investor or the Company and Investor agrees to redeliver the certificate representing such shares of Common Stock to the Transfer Agent to add the Legend in the event the Common Stock is not sold, and (b) if reasonably requested by the transfer agent or the Company, Investor confirms to the transfer agent and the Company that Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered.

Section 8.2 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX
                                     NOTICES

Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid,

(c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:      1284 Puerta del Sol
                        Suite 150
                        San Clemente, CA 92673
                        Attention: President
                        Facsimile:

With a copy (which
shall not constitute
notice to:              Michael L. Corrigan, Esq.
                        Law Offices of Michael L. Corrigan
                        11995 El Camino Real, Suite 301
                        San Diego, California 92130
                        Facsimile: (858) 436-3369




If to Investor:         Skiva Graphics & Screen Printing, Inc.
                        2258 Rutherford Road
                        Carlsbad, CA 92008
                        Attention: Leon Monfort, President
                        Facsimile: (760) 602-9783

With a copy (which
shall not constitute
notice to):             Richard S. Van Dyke, Esq.
                        Van Dyke & Associates, APLC
                        5741 Palmer Way, Suite B
                        Carlsbad, California 92010
                        Attention: Richard S. Van Dyke, Esq.
                        Facsimile: (760) 438-8371

Either party hereto may from time to time change its address or facsimile number for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law. Each of the Company and Investor hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 SPECIFIC ENFORCEMENT. The Company and the Investor acknowledge and agree that irreparable damage would occur to the Investor in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 10.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors and permitted assigns. Neither this Agreement nor any rights of Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by Investor hereunder with respect to the Common Stock held by such person, and (b) Investor's interest in this Agreement may be assigned at any time, in whole but not in part, to any affiliate of Investor.

Section 10.5 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and Investor and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, other than as contemplated under Section 6.10.

Section 10.6 TERMINATION; PRIOR AGREEMENTS TERMINATED. This Agreement shall terminate at the end of Commitment Period or as otherwise provided herein (unless extended by the agreement of the Company and Investor); provided, however, that the provisions of Article VI, VIII, and Sections 9.1,10.2, 10.3 and 10.4 shall survive the termination of this Agreement.

Section 10.7 ENTIRE AGREEMENT, AMENDMENT; NO WAIVER. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 10.8 FEES AND EXPENSES. Each of the Company and Investor agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement, or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

Section 10.9 NO BROKERS. Each of the Company and Investor represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company agrees to indemnify the Investor against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 10.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 10.11 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the Company hereto shall survive each Closing hereunder for a period of one (1) year thereafter. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.14 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Investor. The Company therefore agrees that Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages

Section 10.15 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.16 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg L.P. or any successor thereto. The written mutual consent of Investor and the Company shall be required to employ any other reporting entity.

Section 10.17 PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

      IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


EXECUTE SPORTS, INC.

By:
    --------------------
Name: Todd M. Pitcher
Title: President

SKIVA GRAPHICS & SCREEN PRINTING, INC.

By:
    --------------------
Name: Leon Monfort
Title: President


                                    EXHIBITS


EXHIBIT A               Put Notice
EXHIBIT B               Opinion
EXHIBIT C               Closing Certificate
EXHIBIT D               Transfer Agent Instructions
EXHIBIT E               Escrow Instructions

                    EXHIBIT A TO PRIVATE EQUITY CREDIT AGREEMENT

                                   PUT NOTICE

TO:

We refer to the Private Equity Credit Agreement dated as of February ___, 2006 (the "Agreement") made between ourselves as the issuer and you as the Investor. Expressions defined or to which a meaning is assigned in the Agreement shall, unless the context otherwise requires, bear the same meaning when used herein.

      We hereby:

      1. give you notice that we require you to subscribe for $_______________ in Common Stock of Execute Sports, Inc. (the "Investment Amount"); and furthermore that the Floor Price for this Put Notice shall be $0.35.

      2. certify that the conditions stipulated in Section 7.2 of the Agreement have been fulfilled and satisfied.


Date: _________, 2006               EXECUTE SPORTS, INC.

                                    By:
                                        --------------------
                                    Name:
                                    Title:

                    EXHIBIT B TO PRIVATE EQUITY CREDIT AGREEMENT

                    FORM OF OPINION OF THE COMPANY'S COUNSEL


February __, 2006

To Skiva

Ladies and Gentlemen:

      We have acted as counsel for Execute Sports Inc., a Nevada corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Private Equity Credit Agreement, dated as of February __, 2006 (the "Equity Credit Agreement"), between you and the Company.

       The shares of the Company's Common Stock issuable pursuant to the Equity Credit Agreement are referred to herein collectively as the "Common Stock." The Equity Credit Agreement is referred to herein as the "Transaction Document." Our opinion is limited to the Transaction Document as expressly described above, and we render no opinion with respect to the other agreements to be entered into between the Company and the you pursuant to the terms thereof. Unless defined herein, capitalized terms have the meaning given them in the Transaction Documents.

      In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in, and made by the Company pursuant to, the Equity Credit Agreement and on the certificate of the Company delivered in connection with our delivery hereof (the "Opinion Certificate"), and upon certificates and statements of government officials and of officers of the Company. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

      In making our examination of documents, we have further assumed that (a) each party to such documents (other than the Company in connection with its corporate power and authority in executing, delivering and performing the Transaction Document) had the power, legal competence and capacity to enter into and perform all of such party's obligations thereunder, (b) each party to such document (other than the Company in connection with the Transaction Document) has duly authorized, executed and delivered such document, (c) each of such documents is enforceable against and binding upon the parties thereto (other than the Transaction Document against the Company), (d) the representations and warranties of you set forth in the Transaction Document are accurate and complete, and (e) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of your rights provided for in the Transaction Document. We have also assumed (i) that there are no extrinsic agreements or understandings among the parties to the Transaction Document that would modify or interpret the terms of the Transaction Document or the respective rights or obligations of the parties thereto, and (ii) the Company's receipt in full of Finished Goods by the purchasers of the Company's securities.

      Notwithstanding the examination described above, the expressions "to our knowledge" or words of similar import when used in this opinion letter, refer to the current actual knowledge of attorneys within the firm principally responsible for handling current matters for the Company and indicate that we have not undertaken any independent investigation with respect to the statements being qualified by such knowledge limitation.

      We express no opinion as to matters governed by any laws other than the laws of the State of California and the federal law of the United States of America, including the rules and regulations promulgated by governmental authorities thereunder, but, other than as expressly set forth in paragraph 9 below, excluding laws, rules and regulations concerning the offer or sale of securities (referred to collectively herein as "Applicable Laws"). We express no opinion as to whether the laws of any particular jurisdiction apply, or to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents or the transactions contemplated thereby.

      In rendering the opinion set forth in paragraph 2 below as to the good standing of the Company as to its qualification to do business in California, we have relied exclusively on certificates of public officials.

      Our opinion in paragraph 5 below as to the validity, binding effect and enforceability of the Transaction Documents is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California to the interpretation and enforcement of the Transaction Document.

      In connection with the opinion set forth in paragraph 5 below, this opinion is qualified by, and we render no opinion respect to, or as to the effect of, the following:

      (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

      (b) general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute;

      (c) Section 1670.5 of the California Civil Code or any other California or United States federal law or provision of the DGCL or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

      (d) any provision of any Transaction Document purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;

      (e) judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Document;

      (f) the tax or accounting consequences of any transaction contemplated in connection with the sale of the Common Stock under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;

      (g) applicable antifraud statutes, rules or regulations of United States federal or applicable state laws concerning the issuance or sale of securities, including, without limitation, (i) the accuracy and completeness of the information provided by the Company to you in connection with the offer and sale of the Common Stock, and (ii) the accuracy or fairness of the past, present or future fair market value of any securities;

      (h) any provision of any Transaction Document purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or forum in connection with any litigation arising out of or pertaining to the Transaction Documents, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof (iii) limit the effect of waivers by trade practice or course of conduct or (iv) waive the statute of limitations;

      (i) statutes or public policy principles that limit waivers of broadly or vaguely stated rights, the benefits of statutory, regulatory or constitutional rights, unknown future defenses or rights to damages;

      (j) provisions stating that rights set forth in the Transaction Document may only be waived in writing if an implied agreement by trade practice or course of conduct has given rise to a waiver;

      (k) any provisions of the Transaction Document providing that (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iv) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (v) liquidated damages are to be paid upon the breach of the Transaction Document or (vi) the failure to exercise, or any delay in exercising, rights or remedies available under the Transaction Document will not operate as a waiver of any such right or remedy; and

      (l) the indemnification and contribution provisions of any Transaction Document to the extent enforcement of such provisions are contrary to public policy or indemnify a party against liability for future conduct or the party's own fraud or wrongful or negligent acts or omissions.

          In rendering the opinion in paragraph 5 and paragraph 8 below relating to consents, approvals, authorizations, designations, declarations and filings under, or pursuant to, Applicable Laws, such opinions are limited to Applicable Laws that in our experience are typically applicable to transactions of the nature provided for in the Transaction Document.

          In rendering the opinion expressed in paragraphs 8 and 9 below, we have assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Common Stock by means of any general solicitation or publication of any advertisement therefor and we have assumed that the offer and sale of the Common Stock is not integrated with any future securities offering of the Company.
          In accordance with Section 95 of the American Law Institute's Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.

      Based upon and subject to the foregoing, and except as set forth in the Equity Credit Agreement, as of the date of this letter we are of the following opinion.

      (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

      (2) The Company is qualified to do business as a foreign corporation in, and is in good standing under laws of the States of California.

      (3) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Document.

      (4) All corporate action has been taken on the part of the Company's Board of Directors that is necessary for the authorization, execution and delivery of the Transaction Document by the Company and the performance of by the Company of the obligations to be performed by the Company as of the date hereof under the Transaction Document.

      (5) Each of the Transaction Document constitutes valid and binding obligations of the Company, enforceable by you against the Company in accordance with its terms.

      (6) The Common Stock to be issued pursuant to the Equity Credit Agreement, has been duly and validly reserved for issuance and, when and if issued in accordance with the terms of, and assuming no change in, the Equity Credit Agreement, the Company's Certificate of Incorporation and applicable law, will be validly issued, fully paid and nonassessable.

      (7) The execution, delivery and performance of the Transaction Document does not, as of the date of this letter, result in a violation of the Company's Certificate of Incorporation or Bylaws of the Company.

      (8) No consent, approval or authorization of or designation, declaration or filing with, any governmental authority pursuant to any Applicable Law is required on the part of the Company in connection with the valid execution, delivery and performance, as of the date of this letter, of the Transaction Document.

      (9) Based in part upon the representations made by you in the Equity Credit Agreement, the offer, sale and issuance of the Common Stock to you in accordance with the terms of the Equity Credit Agreement, assuming no change in the Equity Credit Agreement, the Company's Certificate of Incorporation or applicable law, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

      In addition to the foregoing, we supplementally inform you that, to our knowledge and except as set forth on the SEC Documents, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company that questions the validity of the Transaction Document or the right of the Company to enter into the Transaction Document. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its affiliates, officers or directors, nor, other than to request the Opinion Certificate from the Company, have we undertaken any further inquiry whatsoever in connection with the existence any such action, suit, proceeding or investigation.

      This opinion is rendered as of the date first written above solely for your benefit pursuant to the Equity Credit Agreement and may not be relied on by, nor may any copy be delivered to, any other person without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

                                          Very truly yours,

                                          Michael L. Corrigan, Attorney at Law

                                          By:
                                              --------------------
                                          Michael L. Corrigan

                    EXHIBIT C TO PRIVATE EQUITY CREDIT AGREEMENT

                               CLOSING CERTIFICATE
                                   ----------

      The undersigned hereby certifies, with respect to the shares of Common Stock of Execute Sports, Inc. (the "Company") issuable in connection with the Put Notice, dated __________________, 20__ (the "Notice"), delivered to Skiva Graphics & Screen Printing, Inc. (the "Investor") pursuant to Article II of the Private Equity Credit Agreement, dated as of February __, 2006, by and between the Company and the Investor (the "Agreement"), as follows:

      1. The undersigned is the duly elected __________________________ of the Company.

      2. Except for the provisions of Section 4.3 of the Agreement, the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof.

      3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the Agreement.

      4. The number of shares of Common Stock remaining registered in an effective registration statement on behalf of the Investor as of this date equals or exceeds the number of shares of Common Stock issuable in connection with the Notice.

      The undersigned has executed this Certificate this ___day of __________, 200__.


                                          EXECUTE SPORTS, INC.

                                          By:
                                              --------------------
                                          Name: Todd M. Pitcher
                                          Title: President

                    EXHIBIT D TO PRIVATE EQUITY CREDIT AGREEMENT

                                                            _____________, 20___

[Transfer Agent]
[Address]
Ladies and Gentlemen:

      Reference is made to that certain Private Equity Credit Agreement (the "Agreement") dated as of February ___, 2006, between Execute Sports, Inc., a Nevada corporation (the "Company"), and Skiva Graphics & Screen Printing, Inc. (the "Investor"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement, shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. The shares of Common Stock issuable to the Investor pursuant to the Agreement are referred to herein as "Underlying Shares."

      This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon a request from the Company for the issuance of certificates.

      So long as you have previously received an opinion of the Company's counsel substantially in the form of Exhibit 1 attached hereto (which the Company shall direct be delivered to you by such counsel upon the effectiveness of the registration statement covering Underlying Shares) stating that a registration statement covering resales of Underlying Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that Underlying Shares may be resold without any restrictive legend (the "Opinion"), certificates representing Underlying Shares shall not bear a legend provided that:

      (a) in connection with such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor confirms to the Transfer Agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a transferee that is not an affiliate of the Company; and (ii) the Investor confirms to the Transfer Agent that the Investor has complied, or will comply with the prospectus delivery requirement;

      (b) the Investor (or its permitted assignee) shall represent that it is permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act.

      Provided, however, that if you have not previously received a copy of the Opinion, then the certificates for Underlying Shares shall bear the following legend:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under applicable state securities laws. These securities may not be offered, sold, pledged, hypothecated, transferred or otherwise disposed of except pursuant to (i) an effective registration statement and qualification in effect with respect thereto under the Securities Act and under applicable state securities law, (ii) to the extent applicable, Rule 144 under the Securities Act, or (iii) an opinion of counsel reasonable acceptable to the Company that such registration and qualification is not required under applicable federal and state securities laws."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for Underlying Shares in the event a registration statement covering Underlying Shares is subject to amendment for events then current.

          If the Company then is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of Investor, the Transfer Agent shall use its commercially reasonable efforts to electronically transmit the Put Shares by crediting the account of the holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system, and provide proof satisfactory to the Investor or the Escrow Agent of such delivery.

          Please be advised that the Investors have relied upon this letter as an inducement to enter into the Agreement and, accordingly, the Investor is a third party beneficiary to these instructions.

                                          Very truly yours,

                                          EXECUTE SPORTS, INC.

                                          By:
                                             ---------------------
                                          Name: Todd M. Pitcher
                                          Title: President

                    EXHIBIT E TO PRIVATE EQUITY CREDIT AGREEMENT

                               ESCROW INSTRUCTIONS

Dated as of the date of the
Private Equity Credit Agreement
To Which These Joint Escrow
Instructions Are Attached

Law Offices of Michael L. Corrigan

---------------------
---------------------
Attention: Michael L. Corrigan

Dear Michael:

      As escrow agent for EXECUTE SPORTS, INC., a Nevada corporation (the "Company"), in connection with Puts relating to of shares of Common Stock of the Company, pursuant to the Private Equity Credit Agreement between the Company and the Investor (the "Agreement") to which a copy of these Joint Escrow Instructions is attached as Exhibit F (capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement), you (the "Escrow Agent") are hereby authorized and directed to hold the documents delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

      1. The parties shall forward to the Escrow Agent any Put Notice or other notice under the Agreement and related documentation simultaneously with delivery to any other party.

      2. The Escrow Agent shall, as promptly as feasible, notify the Company orally or in writing of receipt of the Purchase Price for the applicable Remainder Put Shares or Interim Put Shares from or on behalf of the Investor, and notify the Investor (or such agent as the Investor may designate in writing) orally or in writing of receipt of the certificates for Common Stock described in the Put Notice ("Certificates") with restrictive legends to the Escrow Agent's account of the Investor's prime broker with DTC (for purposes of this Agreement the Certificates and the shares of Common Stock delivered through DTC shall be designated the "Shares"). As promptly as feasible (and in any event within One Trading Day) upon receipt of notice (whether oral or in written form) from the Company and the Investor that the respective conditions precedent to a Closing have been satisfied (which notice shall not be unreasonably withheld or delayed beyond the applicable Closing Date), the Escrow Agent shall retain escrow fees in the amount of $2,000 per Put Notice and all reasonable accrued and unpaid out of pocket fees and expenses, if any, of the Escrow Agent ("the Escrow Agent Fees"), shall remit the balance of the applicable Purchase Price to the Company, and shall deliver the applicable Shares to the Investor.

      3. If the Shares are not deposited with the Escrow Agent (or the Escrow Agent's designee) within, with respect to the Put Shares five (5) days after delivery of a Put Notice or, with respect to the Remainder Put Shares, eleven
(11) days after delivery of a Put Notice, the Escrow Agent shall notify the Investor and the Investor shall be entitled to cancel the purchase of the Put Shares and demand repayment of the funds for the Finished Goods. If the Finished Goods are not delivered to the Company within, with respect to the Put Shares five (5) days after delivery of a Put Notice or, with respect to the Put Shares, eleven (11) days after delivery of a Put Notice, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the sale of the Put Shares and demand return of the Shares. If the Company or the Investor notifies the Escrow Agent that on the Closing Date the conditions precedent to the obligations of the Company or the Investor, as the case may be, under the Agreement with respect to the purchase and sale of Common Stock to be effected that date were not satisfied or waived, then the Escrow Agent shall return the applicable Purchase Price to the Investor and shall return the applicable Shares to the Company. The Escrow Agent shall deposit all funds received hereunder and hold all Shares received hereunder in the Escrow Agent's attorney escrow brokerage account at _____________; Account # _____________.

      3. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Investor and the Escrow Agent.

      4. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

      5. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      6. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder, or in respect of any calculation or date related to a Put Notice supplied by any party and relied upon in good faith by the Escrow Agent.

      7. The Escrow Agent has acted as legal counsel for the Investor and may continue to act as legal counsel for such party, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Investor and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Investor and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Escrow Instructions. 8. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investor. In the event of any such resignation, the Investor and the Company shall appoint a successor Escrow Agent.

      9. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      10. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares, documents or the Escrow Funds held by the Escrow Agent hereunder ("Escrow Dispute"), the Escrow Agent is authorized and directed to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by arbitration as set forth below, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

      In the event of any Escrow Dispute, Investor and the Company will submit such Escrow Dispute to voluntary mediation. The Chief Executive Officer, Chief Operating Officer or another executive officer designated by the same of each party will participate in such mediation and will use reasonable good faith efforts to seek resolution of such Escrow Dispute within 60 days following the initial notice delivered by a party of such Escrow Dispute.

      If, and to the extent that, any such Escrow Dispute has not been settled pursuant to the mediation within 60 days following the initial notice delivered by a party of such Escrow Dispute, upon the filing of a request for arbitration ("Request") by either party, the Escrow Dispute will be referred to and finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("Rules"). The terms set forth in this Agreement will control in the event of any inconsistency between such terms and the Rules. The arbitration will be conducted by a sole arbitrator selected by mutual agreement of the parties. If the parties fail to select the arbitrator within thirty (30) days following the date of either party's Request, then an arbitrator will be appointed by the AAA pursuant to the Rules. The place of arbitration shall be San Diego County, California.

      The parties will use reasonable efforts to conclude the arbitration within ninety (90) days following the appointment of the arbitrator. The award of the arbitrator will be in writing setting forth findings of fact and conclusions of law. Judgment on the arbitrator's award will be final and binding upon the parties and may be entered in any court having jurisdiction thereof. The arbitrator's fees will be shared equally by the parties and each party will bear its own costs and attorneys' fees. All papers, documents, or evidence, whether written or oral, filed with or presented in connection with the arbitration proceeding will be deemed by the parties and by the arbitrator to be confidential information of both parties.

      11. The Company and the Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have resulted from the gross negligence or willful misconduct of the Escrow Agent.

      12. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference. Notice to the Escrow Agent shall be as follows:

                        Law Offices of Michael L. Corrigan
                        11995 El Camino Real, Suite 301
                        San Diego, California 92130
                        Tel No: (858) 436-3368
                        Fax No: (858) 436-3369


      13. By signing these Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Investor have become parties hereto by their execution and delivery of the Agreement, as provided therein.

      14. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of California without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

      15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by the undersigned, thereunto duly authorized, as of the date of the Private Equity Credit Agreement.

EXECUTE SPORTS, INC.

By:
    --------------------
Name: Todd M. Pitcher
Title: President

                                 FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


COMMON STOCK PURCHASE WARRANT

            1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by EXECUTE SPORTS, INC., a Nevada corporation (the "Company"), LEON MONFORT., registered assigns (the "Holder") is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., San Diego time, on the Expiration Date (as defined below), Four Hundred Thousand (400,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.25. This Warrant is being issued pursuant to and as a condition on the Equity Line Agreement entered into by and between the Company and the Holder on March 3, 2006 (the "Equity Line"), to which the Company and Holder are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder or the Holder's predecessor on _______________, 2006 (the "Issue Date").

2. Exercise of Warrants.

      2.1   General.

            (a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

            (b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

            (c) Upon the appropriate payment of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the "Warrant Share Certificates") within three (3) Trading Days (such third Trading Day, a "Warrant Share Delivery Date") of the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

            (d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

            (e) The Holder may elect to exercise a portion of this Warrant without electing to redeem the balance of this Warrant, unless if (i) the stock's bid price closes above the "A" warrant exercise price, or $0.80, for more than 10 consecutive trading days, and (ii) its cumulative trading volume within that 10 day period is at least 2 times the number of warrant shares outstanding and unexercised during that period, then warrant holders must exercise remaining balance of Warrant in its entirety within 60 days from the first day immediately after the last day of the 10 consecutive trading day period (the "Mandatory Warrant Exercise").

      2.2 Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            (a) "Expiration Date" means the date on which the last calendar of the month in which the second anniversary of the Effective Date occurs.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant, the Reservation Percentage of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrants were exercisable in full at any time, without regard to any restrictions which might limit the Holder's right to exercise any portion of this Warrant held by the Holder.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. Except as set forth in this Section 5, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, if the Company shall declare a dividend upon the Common Stock (whether payable out of earnings or earned surplus or otherwise), then the Company shall pay to the Holder an amount equal to the dividend payment which would have been paid to the Holder had all of the Holder's unexercised Warrants outstanding on the record date for determining the amount of dividend payments to be paid to security holders of the Company been exercised as of the close of business on the Trading Day immediately before such record date.

6. Protection Against Dilution and Other Adjustments.

      6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by
(y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

      6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

      6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

7. Transfer to Comply with the Securities Act; Registration Rights.

      7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

      7.2 Registration Rights. Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.


8. Notices. Any notice required or permitted hereunder shall be given in manner provided herein:

      If to Company at: 1284 Puerta del Sol
                        Suite 150
                        San Clemente, CA 92673

      If to Holder at:  __________________

                        __________________

                        __________________

                        __________________

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of San Diego or the state courts of the State of California sitting in the County of San Diego in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                     [Balance of page intentionally left blank]

14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 3rd day of March, 2006.


                                    EXECUTE SPORTS, INC.

                                    By:
                                        -------------------------------

                                    -----------------------------------
                                   (Print Name)

                                    -----------------------------------
                                    (Title)

               ARTICLE I. ATTACHMENT A REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of the date of acceptance of the Warrant to which this Agreement is annexed as Attachment A, is made by and between EXECUTE SPORTS, INC. , a Nevada corporation (the "Company") and each entity named on a signature page hereto (each, a "Buyer") (each agreement with an Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement).

                              W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of the Warrant dated as of ________________ between the Buyer and the Company (terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Buyer the Purchased Shares; and

WHEREAS, to induce the Buyer to execute and deliver the Warrant, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Securities;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 hereof and who holds Registrable Securities.

(b) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information; or (iii) an underwritten public offering of securities (a "UPO") by the Company.

(c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

(d) "Registrable Securities" means the Securities (including the Purchased Shares and the Warrant Shares).

(e) "Registration Statement" means a registration statement of the Company under the Securities Act on Form S-3, if the Company is then eligible to file using such form, and if not so eligible, on Form SB-2 or other appropriate form or an amendment to an existing Registration Statement covering the Registrable Securities.

2. Registration.

(a) Mandatory Registration.

      (i) The Company shall prepare and file with the SEC, as soon as possible after the exercise of any of portion of the warrant or the warrant in its entirety registering for resale by the Investor a sufficient number of shares of Common Stock for the Buyers to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than the number of shares equal to one hundred percent (100%) of the Purchased Shares). The Registration Statement shall state that, to the extent permitted by the SEC, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, or stock dividends.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in
Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is two (2) years after the last day of the calendar month following the month in which the Effective Date occurs, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits, or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(c) Notify each Investor immediately and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Furnish to each Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(e) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(f) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(g) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f) above, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until such Investor receives written notice from the Company that such notice is no longer in effect;

(h) Use its reasonable efforts to maintain the quotation and trading of its common stock, and the quotation of the Registrable Securities on the OTCBB; and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities;

(i) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

(j) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

(k) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

(b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f) above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stock transfer orders in order to enforce the provisions of this section; and

(d) Each investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1934 Act as applicable to it in connection with the sale of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

(a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

(b) The Company shall not, as of the date hereof, nor shall the Company on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, and each person, if any, who controls any such Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, or a Violation that arises due to a Securities Act or Exchange Act violation by such Investor pursuant to the sale of shares of the Company by such Investor, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof arising from such delay.

10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a sixty-seven (67%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11. Miscellaneous.

(a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Buyer, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in San Diego, State of California in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court.

(e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              EXECUTE SPORTS, INC.


                              Signed:
                                     -----------------------------------------

                              Name:
                                   -------------------------------------------

                              Title:
                                    ------------------------------------------


                              BUYER:


                                           [Print Name of Buyer]


                              Signed:
                                     -----------------------------------------

                              Name:
                                   -------------------------------------------

                              Title:
                                    ------------------------------------------

NOTICE OF EXERCISE OF WARRANT


TO:         EXECUTE SPORTS, INC.                      VIA FAX:    (858) 279-1799
            1284 Puerta del Sol, Suite 150
            San Clemente, CA 92673

      The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant, dated as of _____________________, 2006 , to purchase ___________ shares of the Common
Stock, par value $0.001 per share ("Common Stock"), of EXECUTE SPORTS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:


(  )  CASH: $___________________________ =  (Exercise Price x Exercise Shares)

Payment is being made by:
(  ) enclosed check
(  ) wire transfer
(  ) other

      It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

      As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

      If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

      The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

      |_|   via express courier, or

      |_|   by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

            -------------------------------------

            -------------------------------------

Dated: ---------------------


----------------------------
[Name of Holder]

By: ------------------------

                                 FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


COMMON STOCK PURCHASE WARRANT

            1. Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by EXECUTE SPORTS, INC., a Nevada corporation (the "Company"), LEON MONFORT., registered assigns (the "Holder") is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., San Diego time, on the Expiration Date (as defined below), Five Hundred Thousand (500,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.35. This Warrant is being issued pursuant to and as a condition on the Equity Line Agreement entered into by and between the Company and the Holder on March 3, 2006 (the "Equity Line"), to which the Company and Holder are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Warrant was originally issued to the Holder or the Holder's predecessor on _______________, 2006 (the "Issue Date").

2. Exercise of Warrants.

      2.1   General.

            (a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed "NOTICES" in the Agreement). The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

            (b) The Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

            (c) Upon the appropriate payment of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares in accordance with the instructions of the Holder as provided in the Notice of Exercise (the certificates delivered in such manner, the "Warrant Share Certificates") within three (3) Trading Days (such third Trading Day, a "Warrant Share Delivery Date") of the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

            (d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

            (e) The Holder may elect to exercise a portion of this Warrant without electing to redeem the balance of this Warrant, unless if (i) the stock's bid price closes above the "A" warrant exercise price, or $0.80, for more than 10 consecutive trading days, and (ii) its cumulative trading volume within that 10 day period is at least 2 times the number of warrant shares outstanding and unexercised during that period, then warrant holders must exercise remaining balance of Warrant in its entirety within 60 days from the first day immediately after the last day of the 10 consecutive trading day period (the "Mandatory Warrant Exercise").

      2.2 Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            (a) "Expiration Date" means the date on which the last calendar of the month in which the second anniversary of the Effective Date occurs.

3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant, the Reservation Percentage of the number of shares of its Common Stock as shall be required for issuance of the Warrant Shares for the then unexercised portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrants were exercisable in full at any time, without regard to any restrictions which might limit the Holder's right to exercise any portion of this Warrant held by the Holder.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Rights of the Holder. Except as set forth in this Section 5, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, if the Company shall declare a dividend upon the Common Stock (whether payable out of earnings or earned surplus or otherwise), then the Company shall pay to the Holder an amount equal to the dividend payment which would have been paid to the Holder had all of the Holder's unexercised Warrants outstanding on the record date for determining the amount of dividend payments to be paid to security holders of the Company been exercised as of the close of business on the Trading Day immediately before such record date.

6. Protection Against Dilution and Other Adjustments.

      6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6 (other than pursuant to Section 6.4), the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by
(y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

      6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 6) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

      6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants.

7. Transfer to Comply with the Securities Act; Registration Rights.

      7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

      7.2 Registration Rights. Reference is made to the Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.






9. Notices. Any notice required or permitted hereunder shall be given in manner provided herein:

      If to Company at: 1284 Puerta del Sol
                        Suite 150
                        San Clemente, CA 92673

      If to Holder at:  __________________

                        __________________

                        __________________

                        __________________

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of San Diego or the state courts of the State of California sitting in the County of San Diego in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                   [Balance of page intentionally left blank]

14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 3rd day of March, 2006.


                                    EXECUTE SPORTS, INC.

                                    By:
                                        -------------------------------

                                    -----------------------------------
                                   (Print Name)

                                    -----------------------------------
                                    (Title)

               ARTICLE II. ATTACHMENT A REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of the date of acceptance of the Warrant to which this Agreement is annexed as Attachment A, is made by and between EXECUTE SPORTS, INC. , a Nevada corporation (the "Company") and each entity named on a signature page hereto (each, a "Buyer") (each agreement with an Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement).

                              W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of the Warrant dated as of ________________ between the Buyer and the Company (terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Buyer the Purchased Shares; and

WHEREAS, to induce the Buyer to execute and deliver the Warrant, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Securities;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) "Investor" means the Buyer and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 hereof and who holds Registrable Securities.

(b) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information; or (iii) an underwritten public offering of securities (a "UPO") by the Company.

(c) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

(d) "Registrable Securities" means the Securities (including the Purchased Shares and the Warrant Shares).

(e) "Registration Statement" means a registration statement of the Company under the Securities Act on Form S-3, if the Company is then eligible to file using such form, and if not so eligible, on Form SB-2 or other appropriate form or an amendment to an existing Registration Statement covering the Registrable Securities.

2. Registration.

(a) Mandatory Registration.

      (i) The Company shall prepare and file with the SEC, as soon as possible after the exercise of any of portion of the warrant or the warrant in its entirety registering for resale by the Investor a sufficient number of shares of Common Stock for the Buyers to sell the Registrable Securities (or such lesser number as may be required by the SEC, but in no event less than the number of shares equal to one hundred percent (100%) of the Purchased Shares). The Registration Statement shall state that, to the extent permitted by the SEC, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, or stock dividends.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(l) Prepare promptly, and file with the SEC a Registration Statement with respect to not less than the number of Registrable Securities provided in
Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earliest of (i) the date that is two (2) years after the last day of the calendar month following the month in which the Effective Date occurs, (ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits, or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(n) Notify each Investor immediately and (if requested by any such Person) confirm such notice in writing no later than one (1) business day following the day (i) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o) Furnish to each Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(p) As promptly as practicable after becoming aware thereof, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(q) As promptly as practicable after becoming aware thereof, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(r) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f) above, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until such Investor receives written notice from the Company that such notice is no longer in effect;

(s) Use its reasonable efforts to maintain the quotation and trading of its common stock, and the quotation of the Registrable Securities on the OTCBB; and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities;

(t) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

(u) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel; and

(v) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(e) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

(f) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

(g) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f) above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stock transfer orders in order to enforce the provisions of this section; and

(h) Each investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1934 Act as applicable to it in connection with the sale of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

(c) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

(d) The Company shall not, as of the date hereof, nor shall the Company on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, and each person, if any, who controls any such Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person" or "Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (III) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company and its officers, directors and agents (each, an "Indemnified Person" or "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, or a Violation that arises due to a Securities Act or Exchange Act violation by such Investor pursuant to the sale of shares of the Company by such Investor, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In case any such action is brought against any Indemnified Person or Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Person or Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Person or Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Person or Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Person or Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of the Registrable Securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof arising from such delay.

10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a sixty-seven (67%) percent interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11. Miscellaneous.

(a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, (i) if to the Company or to the Buyer, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in San Diego, State of California in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court.

(e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

(i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              COMPANY:
                              EXECUTE SPORTS, INC.


                              Signed:
                                     -----------------------------------------

                              Name:
                                   -------------------------------------------

                              Title:
                                    ------------------------------------------


                              BUYER:


                                           [Print Name of Buyer]


                              Signed:
                                     -----------------------------------------

                              Name:
                                   -------------------------------------------

                              Title:
                                    ------------------------------------------

NOTICE OF EXERCISE OF WARRANT


TO:         EXECUTE SPORTS, INC.                      VIA FAX:    (858) 279-1799
            1284 Puerta del Sol, Suite 150
            San Clemente, CA 92673

      The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant, dated as of _____________________, 2006 , to purchase ___________ shares of the Common
Stock, par value $0.001 per share ("Common Stock"), of EXECUTE SPORTS, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:


(  )  CASH: $___________________________ =  (Exercise Price x Exercise Shares)

Payment is being made by:
(  ) enclosed check
(  ) wire transfer
(  ) other

      It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believes this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

      As contemplated by the Warrant, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

      If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

      The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

      |_|   via express courier, or

      |_|   by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:


            -------------------------------------

            -------------------------------------

Dated:
       ----------------------

-----------------------------
[Name of Holder]

By:
    -------------------------